SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))
[X]	Definitive Information Statement

NAVA RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

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Nava Resources, Inc.
Suite 206 – 595 Howe Street
Vancouver, British Columbia, V6C 2T5
Telephone: (778) 218-9638

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder of Nava Resources, Inc.:

We are furnishing this information statement (the “Information Statement”) to the holders of shares of common stock of Nava Resources, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our outstanding common stock authorizing the Company’s board of directors (the “Board”) to amend the Company’s Articles of Incorporation to change the name of the Company to Blox, Inc. (the “Name Change”). The Board has determined that it is in the best interests of the Company to approve the Name Change.

As permitted by Nevada law and our Articles of Incorporation, the Company has received written consents from the holders of 11,000,000 shares of common stock, representing approximately 89% of the voting power of our common stock, approving the Name Change.

The Name Change described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders and after filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE NAME CHANGE. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE NAME CHANGE.

Because written consent of the holders of a majority of our voting power satisfies all applicable shareholders voting requirements, we are not asking for a proxy; please do not send us one.

Only shareholders of record at the close of business on June 25, 2013 shall be given a copy of this Information Statement. The date on which this Information Statement will be sent to shareholders will be on or about July 9, 2013.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. We encourage you to read the Information Statement thoroughly. You may also obtain information about the Company from publicly available documents filed with the Securities and Exchange Commission (the “SEC”). We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

The accompanying information statement is for information purposes only. Please read it carefully.

By order of the Board

Sincerely,

/s/ Jag Sandhu
Jag Sandhu
President and Chief Executive Officer of
Nava Resources, Inc.

Nava Resources, Inc.
Suite 206 – 595 Howe Street
Vancouver, British Columbia, V6C 2T5

INFORMATION STATEMENT

This information statement (the “Information Statement”) is furnished to the shareholders of Nava Resources, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding shares of common stock authorizing the board of directors of the Company (the “Board”) to amend the Company’s Articles of Incorporation to change the name of the Company to Blox, Inc. (the “Name Change”).  On June 13, 2013, the Company obtained approvals of the amendment to the Company’s Articles of Incorporation by written consent of shareholders that own a total of 11,000,000 shares of common stock which represent approximately 89% of the Company’s voting power.

The Name Change cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with the Secretary of State of the State of Nevada.

This Information Statement is being mailed on or about July 9, 2013 to shareholders of record on June 25, 2013.

The Board, and persons owning a majority of the outstanding voting securities of the Company, have unanimously authorized and approved the proposed actions by the Company Board. No other votes are required or necessary.

VOTE REQUIRED

Pursuant to the Company’s Bylaws and the Nevada Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the amendment to the Company’s Articles of Incorporation to effectuate the Name Change. As of the Record Date, the Company had 12,338,604 voting shares of common stock issued and outstanding. 6,169,303 votes are required to pass the amendment to the Company’s Articles of Incorporation to effectuate the Name Change. The consenting shareholders are entitled to 11,000,000 votes, which represent approximately 89% of the issued and outstanding votes with respect to the Company’s voting securities. The consenting shareholders voted in favor of the Name Change described herein on June 13, 2013 by written consent.

AMENDMENT OF ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board has unanimously adopted a resolution seeking stockholder approval to amend the Articles of Incorporation to change the Company’s name to Blox, Inc. The Board believes that the name change is in the Company’s best interests.

A change to the Company’s name will most likely result in a change to the Company’s CUSIP number. Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number. The Name Change should not affect transactions in our shares.

DISSENTER'S RIGHTS OF APPRAISAL

The holders of the Company’s common stock are not entitled to dissenters' rights in connection with the actions taken hereunder.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board fixed the close of business on June 25, 2013 as the record date (the “Record Date”) for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, the Company had 400,000,000 shares of common stock authorized with a stated par value of $0.00001, of which 12,338,604 shares of common stock were issued and outstanding. Each such share of common stock is entitled to one vote

The holders of a controlling interest equaling 11,000,000 shares of common stock, representing approximately 89% of the voting power of the Company, as of the Record Date, have approved the proposed amendment to the Company’s Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of the Company’s Articles of Incorporation to authorize the Name Change. These consents were sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as at the Record Date by:

(i)	each person or entity known by the Company to beneficially own more than 5% of the Common Stock;
(ii)	each Director of the Company;
(iii)	each of the named Executive Officers of the Company; and
(iv)	all Directors and executive officers as a group.

Except as noted below, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Title of Class	Name and Address Of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class
Common	Jag Sandhu British Columbia, Canada President, CEO, CFO, and Sole Director	3,500,000	28.4%
Common	Amarjit Sandhu British Columbia, Canada	2,000,000	16.2%
Common	Pam Picket Perth, Australia	5,500,000	44.6%
(1)	The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports on Schedule 13D filed with the SEC or available at www.sedi.com, or from the shareholder, and includes direct and indirect holdings.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company obtained the requisite stockholder vote for the amendment to the Company’s Articles of Incorporation described in this Information Statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock.  This information statement is for informational purposes only.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company’s Articles of Incorporation, which is not shared by all other shareholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “believe” or “should” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. Additional information relating to the Company is available on the SEDAR website at www.sedar.com.

Dated at Vancouver, British Columbia, this 9th day of July, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jag Sandhu
Jag Sandhu
President and Chief Executive Officer